EXHIBIT 10.13

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) dated as of February 26, 2002 is entered into by and between MacroPore, Inc., a Delaware corporation (the “Company”) and Christopher J. Calhoun, an individual (“Pledgor”).

WITNESSETH:

WHEREAS, the Company has loaned to Pledgor the sum of Three Hundred Twenty Eight Thousand Dollars ($328,000) which Pledgor has used to purchase one hundred thousand (100,000) of the outstanding shares of the Company’s common stock (the “Stock”) from other stockholders of the Company.

WHEREAS, Pledgor has executed and delivered to the Company a full-recourse promissory note evidencing such loan (the “Note”) and has agreed to pledge all of the Stock to the Company as security for the payment of the Note.

WHEREAS, Pledgor is a director and officer of the Company.

NOW, THEREFORE, in consideration of the foregoing facts, the parties hereto agree as follows:

1.                                       Pledge.  Pledgor hereby pledges and grants a security interest to the Company in the Stock, together with all proceeds, replacements, substitutions, newly issued stock, stock received by reason of a stock split, bonus or any other form of issue, dividend or distribution with respect to or arising from the Stock (collectively, the “Collateral”), as security for the timely payment of all of Pledgor’s obligations under the Note and for Pledgor’s performance of all of its obligations under this Agreement.

2.                                       Delivery.  Pledgor shall forthwith deliver to the Company the Collateral together with stock powers in form attached hereto as Exhibit A, duly executed in blank, regarding the Collateral.  The Company agrees to cooperate with Pledgor and to use commercially reasonable efforts to transfer the Collateral to Pledgor; provided that the Company is reasonably able to maintain a perfected security interest in the Collateral, including, but not limited to, by entering into a securities account control agreement with the securities intermediary, if any, holding the Collateral on account for Pledgor.

3.                                       Pledgor’s Representations And Warranties.  Pledgor represents and warrants that: (i) the Collateral is owned free and clear of any and all claims, security interests, pledges, options to purchase or sell, redemptions or liens, other than those in favor of the Company granted hereby; (ii) Pledgor has full power to convey the Collateral; (iii) no financing statements covering the Collateral are recorded with any cognizant state official or recording office; and (iv) Pledgor will continue to beneficially own the Collateral at all times until the termination of this Agreement.  Notwithstanding anything to the contrary in the foregoing, Pledgor may sell or transfer the Collateral upon the Company’s prior, written consent and subject to the Note.  In addition, Pledgor may transfer the Collateral to the Calhoun Family Trust, of which Pledgor and

Michelle C. Calhoun are trustees, or TTMC Investments, Inc.; provided that (i) Pledgor at all times beneficially owns the Collateral, and (ii) transferee agrees in writing to be bound by the terms hereof.

4.                                       Company’s Covenants.  The Company agrees to hold the Collateral as security for the timely payment of all of Pledgor’s obligations under the Note and for Pledgor’s performance of all of its obligations under this Agreement, as provided herein.  At no time shall the Company dispose of or encumber the Collateral, except as otherwise provided in this Agreement.

5.                                       Pledgor’s Covenants.  Pledgor covenants and agrees that:  (i) it will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents as the Company may reasonably request from time to time in order to carry out the provisions and purposes hereof; (ii) it will take all such other action as the Company may reasonably request from time to time in order to carry out the provisions and purposes hereof; (iii) the Collateral will remain free and clear of all security interests and liens throughout the term hereof; and (iv) it will forward to the Company, immediately upon receipt, copies of any information or documents received by Pledgor in connection with the Collateral.  For purposes of defining security interest perfection, Pledgor further agrees that any Collateral which is in transit to the Company shall be deemed to be in the Company’s possession.  Pledgor warrants and represents that none of the Collateral constitutes margin securities for the purposes of Regulations T, U or X, and also warrants and represents that none of the proceeds of any loans made by the Company to Pledgor will be used to purchase or carry any margin stock.

6.                                       Stock Adjustments And Dividends.  If during the term of this Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company, or both, all new, substituted and additional shares, or other securities, issued to Pledgor by reason of any such change or exercise shall be delivered to and held by the Company under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

7.                                       Voting Rights.  During the term of this Agreement, Pledgor shall have the right to vote the Collateral on all corporate questions for all purposes; provided that Pledgor is not in default in the performance of any term of this Agreement or in any payment due under the Note.  Upon the occurrence of an Event of Default, the Company shall have the right, to the extent permitted by law, to vote and to give consents, ratifications and waivers and take any other action with respect to the Collateral with the same force and effect as if the Company were the absolute and sole owner of the Collateral.

8.                                       Events Of Default.  An “Event of Default” under this Agreement shall occur upon any default on the obligations, terms, conditions, representations, warranties, covenants or agreements hereunder, or an Event of Default under the Note, or under any agreement, instrument or document executed by Pledgor with or in favor of the Company.  Pledgor hereby appoints the Company as its attorney-in-fact to take such action, upon an Event of Default, as may be necessary or appropriate to cause a transfer of the Collateral on the books of the Corporation to the name of the Company or to the name of the Company’s nominee and take any other action on behalf of Pledgor permitted hereunder or under applicable law.

9.                                       Remedies Upon Default.  In addition to the other remedies provided for herein, in the Note, or otherwise available under applicable law, upon and after the occurrence of an Event of Default.

(a)                                  The Company may:

(i)                                     exercise in respect to the Collateral, any one or more of the rights and remedies available under the California Uniform Commercial Code and other applicable law; or

(ii)                                  after ten (10) days prior written to Pledgor, sell or otherwise assign, give an option or options to purchase or dispose of and deliver the Collateral (or contract to do so), or any part thereof.  Such disposition may be made in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Company’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash, on credit or for future delivery.  The disposition shall be made without assumption of any credit risk, free of any claim or right of whatsoever kind (including any right or equity of redemption) of Pledgor, which claim, right and equity are hereby expressly waived and released.  The Company shall have the right to the extent permitted by applicable law, upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral so sold; provided, however, Pledgor shall not receive any net proceeds, if any, of any such credit sale or future delivery until cash proceeds are actually received by the Company (which cash proceeds shall be applied by the Company against Pledgor’s obligations under the Note) and after all of Pledgor’s obligations under the Note have been paid in full.  In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Company until the selling price is paid by the purchaser thereof, but the Company shall incur no liability in case of the failure of such purchaser to pay for the Collateral so sold and, in case of such failure, the Collateral may again be sold as herein provided.

(b)                                 Any notice required to be given by the Company of a sale of the Collateral, or any part thereof, or of any other intended action by the Company, which occurs not less than five (5) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Pledgor thereof.  No notification need be given to Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

(c)                                  The Company shall not be obligated to make any sale or other disposition of the Collateral, or any part thereof unless the terms thereof shall, in its sole discretion, be satisfactory to it.  The Company may, if it deems it reasonable, postpone or adjourn the sale of any of the Collateral, or any part thereof, from time to time by an announcement at the time and place of such sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale.  Pledgor agrees that the Company has no obligations to preserve rights against prior parties to the Collateral.

(d)                                 Pledgor acknowledges and agrees that the Company may comply with limitations or restrictions in connection with any sale of the Collateral in order to avoid any violation of applicable law or in order to obtain any required approval of the sale or of the purchase thereof by any governmental regulatory authority or official.  Without limiting the generality of the foregoing, Pledgor acknowledges and agrees that the Company may be unable to effect a public sale of any or all the Collateral by reason of certain prohibitions contained in the federal securities laws and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale.  Notwithstanding any such circumstances, Pledgor acknowledges and agrees that such compliance shall not result in any such private sale for such reason alone being deemed to have been made in a commercially unreasonable manner.  The Company shall not be liable or accountable to Pledgor for any discount allowed by reason of the fact that the Collateral is sold in compliance with any such limitation or restriction.  The Company shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the federal securities laws, or under applicable state securities laws, even if the issuer desires, requests or would agree to do so.

(e)                                  Out of the proceeds of any sale, the Company may retain an amount sufficient to pay all amounts then due under the Note, together with all expenses of the sale and reasonable attorneys’ fees.  Any surplus of such cash or cash proceeds held by the Company and remaining after payment in full of all of Pledgor’s obligations under the Note shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.  Pledgor shall be liable for any deficiency that remains after the Company has exercised its rights under this Agreement.

10.                                 Successors And Assigns.  This Agreement shall be binding upon and inure to the benefit of Pledgor, the Company, and their respective successors and assigns. Unless specified otherwise in this Agreement, Pledgor may not assign or transfer this Agreement or any rights or duties hereunder without the Company’s prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment by the Company shall release Pledgor from his obligations under the terms of this Agreement.

11.                                 Term and Termination.  This Agreement shall remain in full force and effect until Pledgor has satisfied all of Pledgor’s obligations under the Note in full.  At the expiration of the term of this Agreement or upon payment in full of the outstanding principal balance of the Note and all interest and other charges due under the Note, the Company shall return to Pledgor all of the Collateral and all documents relating to this Agreement, together with any further documents necessary to establish that the within pledge is terminated.  If no such stock certificates were delivered, the Company will terminate the securities account control agreement entered into with the Borrower’s broker to establish that the within pledge is terminated.

12.                                 Applicable Law.  This Agreement shall be governed by and construed under the internal laws of the State of California.

13.                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.                                 Integrated Agreement.  This Agreement and the Note set forth the entire understanding of the parties with respect to the within matters, and may not be modified except by a writing signed by all parties.

15.                                 Incorporation By Reference.  All of the terms and conditions, including, without limitation, the warranties, representations, covenants, agreements and default provisions, of the Note are incorporated herein by this reference.

16.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and agreement.

17.                                 Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

18.                                 Arbitration.  Any disputes between Pledgor and the Company arising out of or relating to this Agreement shall be resolved by an impartial arbitrator in an arbitration proceeding held in San Diego County, California pursuant to the rules of the American Arbitration Association then in effect.  Either party, at its option, may initiate binding arbitration by delivering written notice to the other party; provided, that, if there are multiple disputes, all outstanding disputes shall be resolved by a single arbitration.  The parties shall attend and participate in, and shall be bound by the results of, the arbitration proceeding.  The arbitrator shall be selected by agreement between Pledgor and the Company, but if they do not agree on the selection of an arbitrator within 15 days after the date of the request for arbitration, the arbitrator shall be selected pursuant to the rules of that Association.  If for any reason the American Arbitration Association declines to accept the arbitration proceedings, the parties shall use the procedures set forth in the California Code of Civil Procedure Section 1280 et seq.  The award rendered by the arbitrator shall be conclusive and binding upon Pledgor and the Company.  Each party shall pay its own expenses for the arbitration and the fee and expenses of the arbitrator shall be shared equally.  Judgement upon the award may be entered in any court having jurisdiction.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Pledgor has personally executed this Agreement.

MACROPORE, INC.,
a Delaware corporation

By:	/s/ Charles Galetto

Name:	Charles Galetto

Title:	Sr. V.P. Finance/Administration

CHRISTOPHER J. CALHOUN,
an individual

By:	/s/ Christopher J. Calhoun

Name:	Christopher J. Calhoun

EXHIBIT A

STOCK POWER SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Christopher J. Calhoun, an individual, hereby sells, assigns and transfers unto MacroPore, Inc., a Delaware corporation (the “Company”), One Hundred Thousand (100,000) shares of the Common Stock of the Company, standing on the books of the Company in the name of Christopher J. Calhoun or his successors and assigns as permitted under the terms of the Pledge Agreement,      , and does hereby irrevocably constitute and appoint                                         , attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:	2/26, 2002

/s/ Christopher J. Calhoun
Christopher J. Calhoun

Signed in the presence of:

By:	/s/ Charles Galetto
Name:	Charles Galetto